Exhibit 10.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the “Agreement”) is made as of the 22nd day of August, 2003, by and between Digimarc Corporation (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 19801 S.W. 72nd Avenue, Suite 250, Tualatin, Oregon 97062, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.           Authorization of Sale of the Units.  Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to 1,785,996 separable units (the “Units”), with each Unit representing (i) one share of common stock, par value $0.001 per share (“Common Stock”), of the Company (collectively, the “Shares”) and (ii) a Warrant in the form of Exhibit A hereto to purchase an additional 0.15 of a share of Common Stock on the terms and conditions set forth therein (collectively, the “Warrants”).

SECTION 2.           Agreement to Sell and Purchase the Units.  At the Closing (as defined in Section 3), the Company will issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Units (at the purchase price per Unit below) shown below:

Number of Units to Be Purchased	Purchase Price Per Unit In Dollars	Aggregate Price
	$14.00	$

The Company proposes to enter into the same form of purchase agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of the Units at the same price per Unit to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.”  The term “Placement Agent” shall mean SG Cowen Securities Corporation.  The Company and the Purchaser agree that the obligations of each Purchaser are several and not joint, and the Purchaser shall not be responsible in any way for the performance of the obligations of Other Purchasers.  The decision of the Purchaser to purchase Units pursuant to this Agreement has been made by the Purchaser independently of any Other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of any subsidiary of the Company which may have been made or given by any Other Purchaser or by any agent or employee of any Other Purchaser, and neither the Purchaser nor any of its agents or employees shall have any liability to any Other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained in this Agreement, and no action taken by the Purchaser or any of the Other Purchasers, shall be deemed to constitute the Purchaser and any or all of the

Other Purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create the presumption that the Purchaser and any or all of the Other Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  The Purchaser acknowledges that no Other Purchaser has acted as agent for the Purchaser in connection with making its investment hereunder and that no Other Purchaser will be acting as agent of the Purchaser in connection with monitoring its investment hereunder.  The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 3.           Delivery of the Units at the Closing.  The completion of the purchase and sale of the Units (the “Closing”) shall occur at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105-2482 as soon as practicable and as agreed to by the parties hereto, on the same day of execution of the Agreements, or on such later date or at such different location as the parties shall agree, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”); provided, however, that if the Closing shall not have occurred by 5:00 p.m. (Pacific Time) on August 27, 2003, the Agreement may be terminated by the Purchaser or the Company upon written notice to the other party.

At the Closing, the Company shall deliver to the Purchaser (i) one or more stock certificates registered in the name of the Purchaser, or, if so indicated on the Certificate Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by the Purchaser, evidencing such number of Shares included in the Units set forth in Section 2 above, and (ii) a Warrant, registered in the name of the Purchaser, pursuant to which the Purchaser shall have the right to acquire such number of shares of Common Stock issuable upon exercise of the Warrant, on the terms set forth therein, in each such case of (i) and (ii) above, bearing an appropriate legend referring to the fact that the Shares and Warrant were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and Rule 506 thereunder.  The name(s) in which the stock certificates and Warrant are to be registered are set forth in the Certificate Questionnaire attached hereto as Appendix I.  The Company’s obligation to complete the purchase and sale of the Units and deliver such stock certificate(s) and Warrant to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:  (a) all documents incident to the offering and sale of the Units shall be reasonably satisfactory in form and substance to the Company; (b) receipt by the Company of same-day funds in the full amount of the aggregate purchase price for the Units being purchased hereunder; (c) completion of the purchases and sales under the Agreements with the Other Purchasers; and (d) the accuracy in all material respects of the representations and warranties made by the Purchaser herein (as if such representations and warranties were made on the Closing Date) and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing.  The Purchaser’s obligation to accept delivery of such stock certificate(s) and Warrant and to pay for the Units shall be subject to the following conditions, any one or more of which may be waived by the Purchaser: (a) all documents incident to the offering and sale of the Units shall be reasonably satisfactory in form and substance to the Purchaser; (b) approval of the offering and sale of the Units (including the shares of Common Stock issuable upon exercise of the Warrants) by the Company’s Board of Directors and/or, if applicable, a committee thereof; (c) the accuracy in all material respects of the representations and warranties of the Company made herein (as if such representations and warranties were made on the Closing Date), except for those representations and warranties that address matters as of a particular date, which representations and warranties shall be accurate in all material respects as of such date;

(d) the delivery to the Purchaser of a copy of the legal opinion called for by Section 4.20 substantially in the form of Exhibit B hereto; and (e) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing.  The Company’s and the Purchaser’s obligations hereunder are expressly conditioned on the purchase by any or all of the Purchasers of at least 1,500,000 Units.

SECTION 4.           Representations, Warranties and Covenants of the Company.  Except as set forth in the Schedule of Exceptions, dated as of the date hereof (the “Schedule of Exceptions”), attached to this Agreement (which Schedule of Exceptions shall be deemed to be representations and warranties to the Purchaser and which Schedule of Exceptions shall expressly identify the specific representation, warranty or covenant in this Section 4 to which such exception pertains), the Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1           Organization and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined herein).  The material subsidiaries of the Company are listed on Exhibit C hereto (each a “Subsidiary” and collectively, the “Subsidiaries”).  Each Subsidiary is a direct or indirect wholly owned subsidiary of the Company.  The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.  Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business as a foreign entity in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect upon the business, financial condition, properties or results of operations of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations hereunder.

4.2           Authorized Capital Stock.  The Company’s authorized capital stock consists of a total of 100,000,000 shares of Common Stock, $0.001 par value per share, of which 18,029,004 shares of Common Stock were issued and outstanding as of August 15, 2003, and a total of 5,000,000 shares of preferred stock of the Company, $0.001 par value per share (“Preferred Stock”), none of which Preferred Stock is issued or outstanding as of the date hereof.  The issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.  Except for outstanding options to purchase 6,548,997 shares of Common Stock and an additional 1,727,090 shares of Common Stock reserved for issuance under the Company’s stock incentive plans and employee stock purchase plan, each as of August 15, 2003, and except for the shares of Common Stock issuable upon exercise of the Warrants (the “Underlying Shares”), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.  The issuance and sale of the Shares, Warrants and, if applicable, the Underlying Shares will not obligate the Company to issue shares of Common Stock or other securities to any person or entity (other than the Purchasers) and will not result in a right of any holder of securities of the Company to adjust the exercise, conversion, exchange or reset price under such securities.

4.3           Issuance, Sale and Delivery of the Shares.  The Shares, the Warrants and the Underlying Shares have been duly authorized and, when issued, delivered and paid for in accordance with this Agreement and the Warrants, as applicable, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all pledges, liens, restrictions and encumbrances (other than restrictions on transfer under state and/or federal securities laws) as a result of the Company’s actions.  No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Units or the Underlying Shares by the Company pursuant to this Agreement.  Except as set forth in the Schedule of Exceptions, no stockholder of the Company has any right (which has not been waived or has not expired, including by reason of lapse of time following notification of the Company’s intent to file the registration statement to be filed by it pursuant to Section 7.1 (the “Registration Statement”)) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement.  No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Units or the Underlying Shares to be sold by the Company as contemplated herein.  The Company has reserved from its duly authorized capital stock shares of Common Stock issuable upon exercise of the Warrants.

4.4           Due Execution, Delivery and Performance.  The Company has full legal right, corporate power and authority to enter into this Agreement, including the Warrants, and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company.  The execution, delivery and performance of this Agreement, including the Warrants, by the Company and the consummation of the transactions herein contemplated will not violate any provision of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, and will not (i) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (A) any agreement, lease, franchise, license, permit or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected and in each case which would have a Material Adverse Effect, or (B) to the Company’s knowledge, any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its Subsidiaries or any of their respective properties where such conflict, breach, violation or default is likely to result in a Material Adverse Effect.  No registration with, consent, authorization or approval of, notice to, other action by, or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Units, including the filing of a Form D in accordance with Regulation D under the Securities Act.  Upon the execution and delivery of this Agreement and the Warrant, and assuming the valid execution of the Agreement by the Purchaser, this Agreement and the Warrant will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be limited by federal or state securities laws or the public policy underlying such laws.

4.5           Accountants.  The firm of KPMG LLP, which has expressed its opinion with respect to the consolidated financial statements to be included or incorporated by reference in the Registration Statement and the prospectus which forms a part thereof (the “Prospectus”), is an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

4.6           No Defaults.  Except as disclosed in the Company’s filings with the Securities and Exchange Commission (the “Commission”) made at least two (2) business days prior to the date hereof, neither the Company nor any of its Subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, lease, franchise, license, permit or other instrument to which it is a party or by which it or any of its properties are bound which could reasonably be expected to have a Material Adverse Effect and there does not exist any state of facts which, with notice or lapse of time or both, would constitute an event of default as defined in such documents on the part of the Company or any of its Subsidiaries and which would have a Material Adverse Effect.

4.7           Contracts.  The material contracts described in the Company’s filings with the Commission, to the extent that they continue to be material to the Company, are in full force and effect on the date hereof; and neither the Company nor any of its Subsidiaries is, nor, to the Company’s knowledge, is any other party in material breach of or default under any material contracts which would have a Material Adverse Effect.

4.8           No Actions.  Except as disclosed in the Company’s filings with the Commission made at least two (2) business days prior to the date hereof, (1) there are no legal or governmental actions, suits or proceedings pending and (2) to the Company’s knowledge, there are no inquiries or investigations, nor are there any legal or governmental actions, suits, or proceedings threatened to which the Company or any of its Subsidiaries is or may be a party or of which property owned or leased by the Company or any of its Subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body which might reasonably be expected to have a Material Adverse Effect.

4.9           Properties.  The Company and the Subsidiaries have good and marketable title to all properties and assets reflected as currently owned in the financial statements included in the Company’s filings with the Commission made at least two (2) business days prior to the date hereof, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements, or (ii) those which are not material in amount and do not adversely affect the use of such property by the Company and its Subsidiaries.  To the Company’s knowledge, each of the Company and its Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business taken as a whole.  Except as disclosed in the Company’s filings with the Commission, the Company owns or leases all such properties as are necessary to its operations as now conducted.

4.10         No Material Change.  Since December 31, 2002, and except as described in the Company’s filings with the Commission made at least two (2) business days prior to the date hereof, (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect or contingent, or entered into any material oral or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company and its Subsidiaries, (ii) the Company and its Subsidiaries have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance, (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor any of its Subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations, (iv) there has not been any change in the capital stock of the Company or any of its Subsidiaries other than the sale of the Units hereunder, shares or options issued pursuant to equity incentive plans or employee stock purchase plans approved by the Company’s Board of Directors and repurchases of shares or options pursuant to repurchase plans already approved by the Company’s Board of Directors, or indebtedness not incurred in the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole, and (v) there has not been any other event which has caused a Material Adverse Effect.

4.11         Intellectual Property.  Except as described in the Company’s filings with the Commission made at least two (2) business days prior to the date hereof, the Company’s business, as presently conducted, does not infringe or violate in any material respect any patent, copyright, trademark or trade secret of any other person, where such infringement or violation would have a Material Adverse Effect.  Except as described in the Company’s filings with the Commission made at least two (2) business days prior to the date hereof, the Company or its Subsidiaries own or have a valid right to use all patents, copyrights, trademarks and trade secrets used in and necessary for the Company’s business as presently conducted.  Notwithstanding the foregoing two sentences, the Company makes no representation or warranty with respect to third-party patents that have not, to the knowledge of the Company’s executive officers, been asserted in writing against the Company as of the date hereof, other than third-party patents that the Company, as of the date hereof, has asked legal counsel to analyze whether such patents read on the Company’s current or anticipated products.  During the past two years none of the Company or its Subsidiaries has received any written communications alleging that the Company or its Subsidiaries have infringed or violated a patent, copyright, trademark or trade secret of any other person where such infringement or violation, if true, would have a Material Adverse Effect.

4.12         Compliance.  Neither the Company nor any of its Subsidiaries has been advised, nor has reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

4.13         Taxes.  Each of the Company and its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and neither the Company nor any of its Subsidiaries has knowledge of a tax deficiency which has been or might be asserted or threatened against it which might reasonably be expected to have a Material Adverse Effect.

4.14         Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Units to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.

4.15         Investment Company.  The Company is not, and will not be following the sale of the Units to the Purchasers at the Closing, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

4.16         Offering Materials.  The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Units other than the materials entitled “Digimarc Corporation Information Concerning Possible Private Placement to Selected Institutional Accredited Investors” (the “Materials”), or any amendment or supplement thereto, but only to the extent that such materials might be deemed offering material.  Neither the Company nor any person acting on its behalf has in the past or will hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would subject the offer, issuance or sale of the Units, as contemplated by this Agreement, to the registration requirements of Section 5 of the Securities Act.  Neither the Company nor any person or entity acting on the Company’s behalf (including the Placement Agent) has sold or offered to sell or solicited any offer to buy the Units by means of any form of general solicitation or advertising.  Neither the Company nor any of its affiliates nor any person or entity acting on their behalf (including the Placement Agent) has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Units as contemplated hereby or (ii) cause the offering of the Units pursuant to the Agreements to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq National Market.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 5(a) herein and in the other Agreements, no registration under the Securities Act is required for the offer and sale of the Units by the Company to the Purchasers as contemplated herein.

4.17         Insurance.  The Company and its Subsidiaries maintain insurance of the types and in the amounts that the Company believes are reasonably adequate for their businesses, including, but not limited to, insurance covering all real and personal property leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

4.18         Additional Information.  The information contained in the following documents, which the Placement Agent has furnished to the Purchaser, or will furnish prior to the Closing, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended:

(a)           the Company’s Annual Report on Form 10-K for the year ended December 31, 2002;

(b)           the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

(c)           the Company’s Current Report on Form 8-K filed on April 22, 2003;

(d)           the Company’s definitive Proxy Statement for the Annual Meeting of Stockholders held on May 22, 2003;

(e)           the Company’s Current Report on Form 8-K filed on July 22, 2003;

(f)            the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

(g)           the Company’s Current Report on Form 8-K filed on August 18, 2003; and

(h)           all other documents, if any, filed by the Company with the Commission since December 31, 2002, pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of their respective dates, the Company’s filings with the Commission complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.  The financial statements of the Company included in the Company’s filings with the Commission comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments and to the fact that they may not contain footnotes required by GAAP.

4.19         Price of Common Stock.  The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares or the Underlying Shares.

4.20         Legal Opinion.  At the Closing, the Company will use its best efforts to cause legal counsel to the Company to deliver a legal opinion in connection with the offering and sale of the Units, substantially in the form of Exhibit B hereto.  Such opinion also shall state that each of the Purchasers may rely thereon as though it were addressed directly to such Purchaser.

4.21         Certificate.  At the Closing, the Company will deliver to Purchaser a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct as of the date of this Agreement and as of the Closing Date and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

4.22         Form S-3.  The Company is eligible to register its Common Stock for resale using Form S-3 promulgated under the Securities Act.

4.23         Nonpublic Information.  The Company has not disclosed to the Purchaser, whether in the Materials or otherwise, information that would constitute material nonpublic information as of the time immediately following the Company’s public announcement of the transactions contemplated by this Agreement.

4.24         Listing.  The Company shall file a listing application and any other documents required by the Nasdaq National Market in connection with the listing of the Shares and the Underlying Shares.

4.25         Public Announcement.  Following the Closing, the Company shall promptly issue a press release describing the transactions contemplated by this Agreement and, to the extent appropriate, the Company may include the names of Purchasers in such press release.

SECTION 5.           Representations, Warranties and Covenants of the Purchaser.  (a) The Purchaser represents and warrants to, and covenants with, the Company that:  (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, Warrants and Underlying Shares, including investments in securities issued by the Company and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Units; (ii) the Purchaser is acquiring the amount of Shares and Warrants reflected in Section 2 above, and when and if applicable, the Underlying Shares, in the ordinary course of its business and for its own account for investment purposes only and with no present intention of distributing any of the Shares, Warrants or Underlying Shares, and no arrangement or understanding exists with any other persons regarding the distribution of such Shares, Warrants or Underlying Shares (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.3); (iii) the Purchaser will not, directly or indirectly, (A) offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, Warrants or Underlying Shares except in compliance with the Securities Act, the Rules and Regulations and such state securities or blue sky laws as may be applicable, (B) engage in any short sale prior to the Closing in connection with any of the Shares,

Warrants or Underlying Shares and, thereafter, only in compliance with the Securities Act, the Rules and Regulations and such state securities or blue sky laws as may be applicable, or (C) hedge the economic risk of the Purchaser’s investment in the Shares, Warrants or Underlying Shares prior to the Closing and, thereafter, only in compliance with the Securities Act, the Rules and Regulations and such state securities or blue sky laws as may be applicable; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire, attached hereto as part of Appendix I, for use in preparation of the Registration Statement and the answers thereto are true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the effective date of the Registration Statement and the Purchaser will notify the Company promptly of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Shares and Underlying Shares, if any, or until the Company is no longer required to keep the Registration Statement effective; (v) the Purchaser has, in connection with its decision to purchase the Units reflected in Section 2 above, relied solely upon the Materials and the documents filed by the Company with the Commission at least two (2) business days prior to the date hereof and the documents included therein or incorporated by reference and the representations and warranties of the Company contained herein; (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; (vii) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; (viii) the Purchaser agrees to notify the Company promptly of any change in any of the foregoing information until such time as the Purchaser has sold all of its Shares and Underlying Shares, if any, or the Company is no longer required to keep the Registration Statement effective; and (ix) the Purchaser has not engaged, directly or indirectly, from and including the date the Purchaser first became aware of the potential offering of the Shares by the Company through and including the date hereof, and will not engage through the Closing Date, directly or indirectly, in any short sale or hedge of shares of Common Stock of the Company.  Notwithstanding anything to the contrary in this Agreement, if the Purchaser is an affiliate of a broker-dealer, the Purchaser shall not be prohibited in engaging in its ordinary course of business market making activities and trading activities in the unrestricted shares of Common Stock of the Company.

(b)           The Purchaser understands that the Shares, Warrants and the Underlying Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares, Warrants and the Underlying Shares.

(c)           For the benefit of the Company, the Purchaser previously agreed orally with the Placement Agent to keep confidential all information concerning the private placement transaction contemplated by the Agreements. The Purchaser understands that the information contained in the Materials is strictly confidential and proprietary to the Company and has been prepared from the Company’s publicly available documents and other information and is being submitted to the Purchaser solely for such Purchaser’s confidential use.  The Purchaser agrees to use the information contained in the Materials for the sole purpose of evaluating a possible investment in the Shares and Warrants and the Purchaser hereby acknowledges that it is prohibited from reproducing or distributing the Materials, this Agreement, or any offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Shares and Warrants, which advisors shall also be bound by this paragraph.  Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential.  The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering.  In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD.  This obligation will terminate upon the issuance by the Company of a press release or press releases describing this offering to the extent of the information contained in such press release or press releases.  In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5(h) below).  The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order to enable the Company to seek an appropriate protective order and the Purchaser shall cooperate with the Company, if requested and at the Company’s expense, in seeking such appropriate protective order.

(d)           The Purchaser understands that its investment in the Shares, Warrants and Underlying Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares, Warrants and Underlying Shares, including, but not limited to, those set forth under the caption “Risk Factors” in the Materials.  The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock.  The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, the Warrants and Underlying Shares and has the ability to bear the economic risks of an investment in the Shares, Warrants and Underlying Shares.

(e)           The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares, the Warrants and Underlying Shares.

(f)            The Purchaser understands that, until such time as the Shares and the Underlying Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or may be sold by non-affiliates pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares, the Warrants and the Underlying Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against the transfer of the certificates for the Shares, the Warrants and the Underlying Shares):

“[Neither] These securities [nor the securities into which these securities are exercisable] have [not] been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction.  [Neither] These securities [nor the securities into which these securities are exercisable] may [not] be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from registration under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable securities laws of the states and other jurisdictions, and in the case of a transaction exempt from registration, unless the Company has received an opinion of counsel reasonably satisfactory to it that such transaction does not require registration under the Securities Act and such other applicable laws.”

(g)           The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

(h)           The Purchaser hereby covenants with the Company not to make any sale of the Shares or the Underlying Shares under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that such Shares and Underlying Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares or Underlying Shares is accompanied by a separate Purchaser’s Certificate of Subsequent Sale:  (i) in the form of Appendix II hereto; (ii) executed by an officer of, or other authorized person designated by, the Purchaser; and (iii) to the effect that (A) the Shares or Underlying Shares have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or blue sky laws and (B) the requirement of delivering a current prospectus has been satisfied.  Alternatively, certificates evidencing Shares or Underlying Shares may have the legend set forth in Section 5(f) above removed following the date upon which the Registration Statement covering the resale of such Shares or Underlying Shares is declared effective under the Securities Act and the Company shall promptly cause such legend to be removed for the Purchaser, provided: (i) the Company may continue to keep in place any stop-transfer order against the transfer of the certificates for the Shares or the Underlying Shares until such time as otherwise provided herein; (ii) the Purchaser shall provide a written request to the Company to delegend such Shares or Underlying Shares, shall affirmatively covenant in such request to sell or otherwise transfer any such Shares or Underlying Shares only in accordance with the Registration Statement and the “Plan of Distribution” set forth therein, the Securities Act and any applicable state securities or blue sky laws and to satisfy the current prospectus delivery requirements, and shall delivery to the Company the legended certificate representing such Shares or Underlying Shares; and (iii) prior to any individual sale of the Shares or Underlying Shares pursuant to the Registration Statement, the Purchaser shall notify the Company of its intention to sell or otherwise transfer such Shares or Underlying Shares and the amount of Shares or Underlying Shares to be sold or otherwise transferred pursuant to the Registration Statement (each, a “Registered Sale Notice”).  Upon receipt of such Registered Sale Notice, the Company shall promptly take steps to lift any stop-transfer order placed against the transfer of the certificates for the Shares or the Underlying Shares to be sold or otherwise transferred in accordance with the Registered Sale Notice.  The Purchaser will notify the Company promptly after the sale of all of its Shares and Underlying Shares.  The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the Prospectus forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or such time as the Prospectus has been supplemented, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act.  In no event shall the Company, without the prior written consent of a Purchaser, disclose to such Purchaser any of the facts or circumstances regarding material nonpublic information giving rise to the Suspension.  The Purchaser hereby covenants that it will not sell any Shares or Underlying Shares pursuant to said Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the Suspension of the use of said Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus.  Notwithstanding the foregoing, the Company agrees that no individual Suspension shall be for a period of longer than 30 consecutive days, and no Suspensions, collectively, shall be for a period of an aggregate in any 365-day period of longer than 90 days.

(i)            The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not (A) violate any provision of the organizational documents of the Purchaser or (B) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser, in each case where such conflict, breach, violation or default is likely to result in a material adverse effect upon the business, financial condition, properties or results of operations of the Purchaser and its subsidiaries, taken as a whole, or on the ability of the Purchaser to perform its obligations hereunder, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the indemnification provisions, set forth in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

SECTION 6.           Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares, the Warrants and the Underlying Shares delivered in accordance herewith shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares, the Warrants and the Underlying Shares being purchased and the payment therefor.

SECTION 7.           Registration; Compliance with the Securities Act.

7.1           Registration Procedures and Expenses.  The Company shall:

(a)           subject to receipt of necessary information in writing from the Purchasers, as soon as reasonably practicable, but in no event later than thirty (30) days following the Closing Date (the “Filing Date”), prepare and file with the Commission the Registration Statement on Form S-3 or other available form relating to the sale or other transfer of Common Stock (including Underlying Shares) issued or issuable to the Purchaser and the Other Purchasers pursuant to the Agreements and the Warrants (collectively, “Registrable Securities”) from time to time on the Nasdaq National Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions; provided, however, that, if the Company shall have received a request in writing from a Purchaser within ten (10) days of the Closing and if, at the time of receiving such request, the Company shall not have filed such Registration Statement with the Commission, the Company shall provide such Purchaser a reasonable opportunity, but not longer than two (2) business days, to review and provide comments with respect to the “Plan of Distribution” of the Registration Statement and any information regarding such Purchaser to be included in such Registration Statement;

(b)           use its commercially reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the Registration Statement effective within ninety (90) calendar days after the Closing Date (such date, the “Required Effective Date”); provided, however, that, if the Registration Statement receives Commission review, then the Required Effective Date shall be one hundred twenty (120) calendar days after the Closing Date;

(c)           use its reasonably commercial efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective, subject to receipt of necessary information from the Purchasers, until the earliest of (i) two years after the expiration of the Warrants, (ii) such time as the Registrable Securities become eligible for resale by non-affiliates pursuant to Rule 144(k) under the Securities Act or (iii) such time as all Registrable Securities purchased by the Purchaser and all Other Purchasers under the Agreements and the Warrants and included in the Registration Statement have been sold to the public.  Thereafter, the Company shall be entitled to file a post-effective amendment to de-register the shares not otherwise sold under the Registration Statement and the Purchasers shall have no further right to offer or sell any of the Registrable Securities pursuant to the Registration Statement;

(d)           furnish to the Purchaser with respect to the Registrable Securities registered under the Registration Statement such number of copies of prospectuses and such other documents, in each case as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser;

(e)           file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser and reasonably acceptable to the Company; provided, however, that the Company shall not be required to:  (i) qualify to do business where it would not otherwise be required to qualify but for this Section 7.1; (ii) file a general consent to service of process in any such jurisdiction; (iii) subject itself to taxation in any such jurisdiction; (iv) provide any undertakings that cause material expense or burden to the Company; or (v) make any change to its organizational documents, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

(f)            bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any; and

(g)           notify promptly the Purchaser of the effectiveness of the Registration Statement and any post-effective amendments thereto.

Notwithstanding the foregoing, if the information provided by the Purchaser pursuant to Appendix I to this Agreement shall not be sufficient for purposes of effecting the registration of the Registrable Securities, it shall be a condition precedent to the obligations of the Company to take any action pursuant to paragraphs (a) through (g) of this Section 7.1, that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities to be sold or transferred by the Purchaser, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Registrable Securities, all of which information shall be furnished to the Company in writing specifically for use in the Registration Statement.

Notwithstanding the foregoing, the parties understand and agree that the Company shall not be obligated to retain an underwriter with respect to the offer and sale of Registrable Securities pursuant to the Registration Statement.

7.2           Transfer After Registration.  The Purchaser agrees that it will not effect any disposition of the Shares, the Warrants and the Underlying Shares or its right to purchase the Shares, the Warrants and the Underlying Shares that would constitute a sale within the meaning of the Securities Act or any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, the Agreement and the Warrants, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

7.3           Indemnification.  For the purpose of this Section 7.3:

(i)         the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser (as defined in Rule 405 promulgated under the Securities Act), including a transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

(ii)        the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1 hereof.

(a)           The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them (and in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and will promptly reimburse each such Purchaser and each such Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

(b)           The Purchaser will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished to the Company by or on behalf of the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

(c)           Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, (i) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party, and if the indemnified party is an affiliate of a broker-dealer, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses, at the indemnified party’s sole expense, and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with proviso (i) to the preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action).  In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Common Stock hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties or failure to comply with the covenants and agreements in this Agreement and/or the Registration Statement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares and Underlying Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Shares and Underlying Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale.  The relative fault of the Company, on the one hand, and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification.  The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.  Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Purchasers’ obligations to contribute pursuant to this Section 7.3 are several and not joint.

(e)           Notwithstanding the provisions of this Section 7.3, the Purchaser shall not be required to indemnify or contribute any amount in excess of the aggregate amount of the net proceeds received by the Purchaser upon the sale of the Registrable Securities giving rise to such indemnification or contribution obligation.

7.4           Termination of Conditions and Obligations.  The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Shares and the Underlying Shares shall cease and terminate as to any particular number of the Shares and Underlying Shares, as applicable, upon the earliest to occur of (i) the sale of the Shares or Underlying Shares, as applicable, pursuant to the Registration Statement, (ii) the sale of the Shares or Underlying Shares, as applicable, pursuant to Rule 144 under the Securities Act, (iii) the passage of two (2) years from the expiration date of the Warrants or (iv) such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5           Information Available.  So long as the Registration Statement is effective, the Company will furnish to the Purchaser:

(a)           as soon as practicable after available (but in the case of the Annual Report to the Stockholders, within 150 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, upon the request of Purchaser, its Annual Report on Form 10-K, (iii) upon request of Purchaser, its quarterly reports on Form 10-Q, and (iv) the Registration Statement (the foregoing, in each case, excluding exhibits); and

(b)           upon the reasonable request of the Purchaser, a reasonable number of copies of the Prospectuses, and any supplements thereto, to supply to any other party requiring such Prospectuses;

and the Company, upon the reasonable request of the Purchaser and with prior notice, will be available to the Purchaser or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters, subject to appropriate confidentiality limitations.

7.6           Cooperation.  It shall be a condition precedent to the obligations of the Company to take any action under Section 7.1 that the Purchaser shall forward to the Company all such information and materials and shall take all action as may be reasonably required to permit the Company to comply with the applicable requirements of the Securities Act and the Commission.

7.7           Delay in Effectiveness of Registration Statement.  If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Date, then for each month, consisting of a thirty (30) day period (a “Month”) (or pro rata portion thereof), following the Filing Date, until but excluding the date the Registration Statement is filed, or if the Registration Statement is not declared effective by the Commission by the Required Effective Date, then for each Month (or pro rata portion thereof) following the Required Effective Date, until but excluding the date the Commission declares the Registration Statement effective, the Company shall, for each such Month (pro rated for any period less than thirty (30) days), pay the Purchaser with respect to any such failure, as liquidated damages and not as a penalty, an amount equal to one and one-half percent (1.5%) of the aggregate purchase price paid by such Purchaser for its Units pursuant to this Agreement; and for any such Month, such payment shall be made no later than the fifth (5th) business day of the calendar month next succeeding the applicable Month for which payment is to be made by the Company.  Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages to more than one Purchaser in respect of the same Shares for the same period of time and in no event shall the Company be required to pay aggregate liquidated damages under this Section 7.7 in excess of twelve percent (12%) of the aggregate purchase price paid by the Purchasers for the Units pursuant to this Agreement.  Such payments shall be made to the Purchaser in cash.

7.8           Registration.  Notwithstanding anything to the contrary contained in the Agreement, the Company shall not be obligated to include in the Registration Statement any Underlying Shares if the inclusion of the Underlying Shares would violate any applicable law, rule or regulation or would constitute a breach of the Company’s obligations under its agreements with the National Association of Securities Dealers, Inc. or the Nasdaq Stock Market, Inc. or the rules and regulations promulgated thereunder.  In such event, the Company shall use commercially reasonable efforts to register such Underlying Shares for resale, including by filing a separate registration statement, and, if the Company shall file a separate registration statement, such registration statement shall be deemed, for purposes of this Agreement, a “Registration Statement” with the meaning of such defined term herein.

7.9           Lock-up.  The Company agrees that, during the period prior to effectiveness of the Registration Statement, it will not, without the prior written consent of Purchasers holding a majority of the Units sold by the Company, directly or indirectly, (i) pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer (any such transaction, a “Transfer”), any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing sentence shall not apply to any Transfer involving (A) the shares of Common Stock to be sold to the Purchasers upon exercise of the Warrants, (B) shares of Common Stock issued by the Company upon the conversion of convertible securities outstanding as of the date hereof or upon the exercise of warrants outstanding as of the date hereof or permitted to be granted hereunder, or upon the exercise of options granted under the Company’s stock incentive plans, (C) shares of Common Stock issued under the Company’s employee stock purchase plan after the date hereof, (D) shares of Common Stock issued in connection with acquisitions, licensing agreements, joint ventures, strategic alliances or other similar transactions approved by the Company’s Board of Directors, and (E) warrants to purchase Common Stock issued to consultants, lessors, lenders or other similar parties approved by the Company’s Board of Directors.

SECTION 8.           Broker’s Fee.  The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Units and Underlying Shares to the Purchasers.  Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares, the Warrants and the Underlying Shares to the Purchasers.

SECTION 9.           Notices.  All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified; (ii) when received by confirmed facsimile; (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt; or (iv) three (3) business days after being deposited in the U.S. mail, with postage prepaid, addressed to the party to be notified.  All communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon ten (10) days’ advance written notice to the other party:

(a)           if to the Company, to:

Digimarc Corporation
19801 SW 72nd Ave., Suite 250
Tualatin, Oregon 97062
Attention:  Robert P. Chamness, Esq.
Facsimile:  (503) 495-4577

with a copy to:

Morrison & Foerster LLP
425 Market Street
San Francisco, California  94105-2482
Attention:  Gavin B. Grover, Esq.
Facsimile:  (415) 268-7522

(b)           if to the Purchaser, at its address as set forth at the end of this Agreement.

SECTION 10.         Changes.  Except in connection with the provisions of Section 7 of this Agreement, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.  The terms and provisions of Section 7 of this Agreement may be modified, amended or waived, or consent for the departure therefrom granted, by the written consent of the Company and the Purchasers holding at least fifty percent (50%) of the Registrable Securities then held by all Purchasers.  Any modification, amendment, waiver or consent effected in accordance with the preceding sentence of this Section 10 shall be binding upon each of the Company and the Purchasers, and each of their respective successors and assigns.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.  By acceptance of any benefits under Section 7 of this Agreement, the Purchaser hereby agrees to be bound by the provisions of this Section 10.

SECTION 11.         Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 12.         Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States District Court for the Southern District of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such Specified Courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such Specified Courts.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 14.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

SECTION 15.         Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

SECTION 16.         Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators.  This Agreement and the rights of the Purchaser hereunder may be assigned by the Purchaser with the prior written consent of the Company, which consent will not be unreasonably withheld, except such consent shall not be required in cases of assignments by an investment adviser to a fund for which it is the adviser or by or among funds that are under common control, provided that such assignee agrees to be bound by the terms of this Agreement.  Notwithstanding anything to the contrary in this Agreement, the Purchaser may not assign or otherwise transfer the Warrants, or any rights therein, and any attempt to do so shall be null and void.

SECTION 17.         Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

DIGIMARC CORPORATION

	By	/s/ Bruce Davis

Print or Type:

Name of Purchaser
(Individual or Institution):

Name of Individual representing
Purchaser (if an Institution):

Title of Individual representing
Purchaser (if an Institution):

Signature by:

Individual Purchaser or Individual
representing Purchaser:

Address:

Telephone:

Telecopier:

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire
Purchase Agreement which this follows)

A.            Complete the following items on BOTH Purchase Agreements (Please sign two originals):

1.                                       Page 24 - Signature:

(i)                                     Name of Purchaser (Individual or Institution)

(ii)                                  Name of Individual representing Purchaser (if an Institution)

(iii)                               Title of Individual representing Purchaser (if an Institution)

(iv)                              Signature of Individual Purchaser or Individual representing Purchaser

2.                                       Appendix I - Certificate Questionnaire/Registration Statement Questionnaire:

Provide the information requested by the Certificate Questionnaire and the Registration Statement Questionnaire.

3.                                       Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to (initially by facsimile with hard copy by overnight delivery):

SG Cowen Securities Corporation
Private Equity Group
1221 Avenue of the Americas
New York, New York  10020
Attention:  Richard E. Gormley
Facsimile:  212-278-5503

B.            Instructions regarding the transfer of funds for the purchase of Units will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

C.            Upon the resale of the Registrable Securities by the Purchasers after the Registration Statement covering the Registrable Securities is effective, as described in the Purchase Agreement, the Purchaser:

(i)                                     must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser’s request); and

(ii)                                  must send a letter in the form of Appendix II to the Company so that the Registrable Securities may be properly transferred.

APPENDIX I

DIGIMARC CORPORATION
CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.

The exact name that your Shares, Warrant and any Underlying Shares are to be registered in (this is the name that will appear on your stock certificate(s) and Warrant).  You may only use a nominee name for your stock certificate(s).  The Warrant shall be in the name of the Purchaser:

2.	The relationship between the Purchaser of the Shares, the Warrant and Underlying Shares and the Registered Holder listed in response to item 1 above, if different:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number, if any, of the Purchaser and, if applicable, the Registered Holder listed in response to item 1 above:

1

DIGIMARC CORPORATION
REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

SECTION 1.  Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

SECTION 2.  Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement, the number of Underlying Shares issuable upon exercise of your Warrant and those shares purchased by you or your organization through other transactions:

SECTION 3.  Please provide the names, titles and contact information of all natural persons who have voting or investment control over the Registrable Securities purchased by you or your organization pursuant to this Purchase Agreement and purchasable by you or your organization pursuant to the Warrant:

SECTION 4.  Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

☐ Yes      ☐ No

If yes, please indicate the nature of any such relationships below:

2

SECTION 5.  (a) Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

Answer:  ☐ Yes    ☐ No   If “yes,” please describe below

NASD Member.  The term “NASD member” means either any broker or any dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”).  (NASD Manual, By-laws Article I, Definitions)

Control.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.  (Rule 405 under the Securities Act of 1933, as amended)

Person Associated with a member of the NASD.  The term “person associated with a member of the NASD” means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws.  (NASD Manual, By-laws Article I, Definitions)

Underwriter or a Related Person.  The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons.  (NASD Interpretation)

3

APPENDIX II

[Transfer Agent]
[Address]

Attention:

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, [an officer of, or other person duly authorized by]

                                                                                                                                                   hereby certifies
[fill in official name of individual or institution]

that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate,

and as such, sold such shares on                                       in accordance with the terms of the
[date]

Purchase Agreement and in accordance with Registration Statement

number                                                                                                                or otherwise in accordance with

[fill in the number of or otherwise identify Registration Statement]

the Securities Act of 1933, as amended, and, in the case of a transfer pursuant to the Registration

Statement, the requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution):

Title of Individual representing Purchaser (if an Institution):

Signature by: Individual Purchaser or Individual repre- senting Purchaser:

EXHIBIT A

Form of Warrant

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

DIGIMARC CORPORATION

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Warrant No. [ ]	Dated: August [ ], 2003

Digimarc Corporation, a Delaware corporation (the “Company”), hereby certifies that, for value received, [                    ] (the “Holder”), is entitled to purchase from the Company up to a total of [                     ] shares of common stock, $0.001 par value per share (“Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $14.00 per share (as adjusted from time to time as provided in Section 8, the “Exercise Price”), at any time and from time to time from and including the date the Registration Statement is declared effective by the Commission (the “Effective Date”) and through and including the 15th calendar day (or if such calendar day is a Saturday, Sunday or federal holiday, the next business day) after the Effective Date (the “Expiration Date”), subject to the terms and conditions herein, provided, however, that if there is a Suspension of the Registration Statement following the Effective Date and prior to the original Expiration Date, such original Expiration Date shall be automatically extended until such time as the Suspension is terminated and, thereafter, the Expiration Date, for purposes of this Warrant, shall be such date following the number of days remaining in the original exercise period as of the date of the Suspension. This Warrant to Purchase Shares of Common Stock (this “Warrant”) is one of a series of similar Warrants issued pursuant to those certain Purchase Agreements, each dated as of the date hereof, by and between the Company and each of the purchasers whose names are set forth on the signature pages thereof (hereinafter, the “Purchase Agreement”).

1.   Definitions.  In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2.   Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the Holder. The Company may deem and treat the registered Holder as the absolute owner of this Warrant for the purpose of any exercise hereof and for all other purposes.

3.   Exercise and Duration of Warrant.

(a)  Subject to the other terms and conditions contained herein, this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Effective Date and through and including the Expiration Date.  At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(b)  The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, and (iii) the original Warrant, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The delivery by the Holder of the Exercise Notice, the applicable Exercise Price and the Warrant as provided above shall constitute the Holder’s certification to the Company that its representations contained in Sections 5(a)(i)-(viii), (b), (d), (e), (f), (h) and (i) of the Purchase Agreement as to the Warrant Shares to be purchased pursuant to this Warrant are true and correct as of the Exercise Date as if remade in their entirety herein.

4.   Delivery of Warrant Shares.

(a)  Subject to the other terms and conditions contained herein, upon exercise of this Warrant, the Company shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Warrant Shares issuable upon such exercise. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.

(b)  This Warrant is exercisable either in its entirety or, from time to time as provided herein, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following a partial exercise, the Company shall promptly issue or cause to be issued, at its expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5.   Charges, Taxes and Expenses.   Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding this Warrant or receiving Warrant Shares upon exercise hereof.

6.   Replacement of Warrant.   If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and, if requested, customary and reasonable indemnity, if requested. If the Holder seeks a new Warrant under such circumstances, it shall also comply with such other reasonable regulations and procedures and pay such other reasonable third party costs as the Company may prescribe.

7.   Issuance of Warrant Shares.   The Company covenants that all Warrant Shares issuable and deliverable upon exercise hereof shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized and issued, fully paid and nonassessable.

8.   Certain Adjustments.   The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a)  Stock Dividends and Splits.   If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)  Pro Rata Distributions.   If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon the exercise of the Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property distributed in respect of one share of Common Stock to holders of Common Stock as of such record date times the number of Warrant Shares for which the Holder exercises this Warrant (appropriately adjusted for any stock splits, combination or similar event between such record date and such exercise).

(c)  Fundamental Transactions.   If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is consummated pursuant to which a majority of holders of Common Stock tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 8(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d)  Number of Warrant Shares.   Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)  Calculations.   All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company; provided that such shares, upon disposition to a third party, shall then be considered outstanding. Any interpretation or determination required by this Warrant shall be made by the Company’s Board of Directors in good faith.

(f)  Notice of Adjustments.   Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based, and deliver a copy of each such certificate to the Holder.

(g)  Notice of Corporate Events.   If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of all of its Common Stock, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 15 business days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant, pursuant to the terms and conditions herein, prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

9.   Payment of Exercise Price.   The Holder shall pay the Exercise Price in immediately available funds.

10.     Limitation on Exercise.   Notwithstanding anything to the contrary contained in this Warrant, if the sale of Warrant Shares upon exercise of this Warrant would violate any law, rule or regulation or the issuance of such Warrant Shares would constitute a breach of the Company’s obligations under its agreements with the National Association of Securities Dealers, Inc. or the Nasdaq Stock Market, Inc. or the rules and regulations promulgated thereunder, the Company shall use commercially reasonable efforts upon exercise of the Warrant to issue as “restricted securities” (within the meaning of the Securities Act of 1933, as amended) the Warrant Shares or an equivalent number of shares of Common Stock to the Holder for the aggregate Exercise Price.

11.     Fractional Shares.   The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded down to the nearest whole share.

12.     Notices.   All notices, requests, consents and other communications required or permitted hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified; (ii) when received by confirmed facsimile; (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt; or (iv) three (3) business days after being deposited in the U.S. mail, with postage prepaid, addressed to the party to be notified.  The address and facsimile numbers for such notices or communications shall be as set forth in the Purchase Agreement.

13.     Miscellaneous.

(a)  Notwithstanding anything to the contrary in this Purchase Agreement, the Holder may not assign or otherwise transfer this Warrant, or any rights herein, and any attempt to do so shall be null and void.  This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. Nothing in this Warrant shall be construed to give to any person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder.

(b)  The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(c)  This Warrant shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.  Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States District Court for the Southern District of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such Specified Courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such Specified Courts.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(d)  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE
FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

DIGIMARC CORPORATION

By:

Name:

Title:

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:	DIGIMARC CORPORATION
	Attn:	Controller

The undersigned is the Holder of Warrant No.              (the “Warrant”) issued by DIGIMARC CORPORATION, a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.                    The Warrant is currently exercisable to purchase a total of               Warrant Shares.

2.                    The undersigned Holder hereby exercises its right to purchase              Warrant Shares pursuant to the Warrant.

3.                    The Holder shall pay the sum of $             to the Company in accordance with the terms of the Warrant.

4.                    Pursuant to this exercise, the Company shall deliver to the holder              Warrant Shares in accordance with the terms of the Warrant.

5.                    Following this exercise, the Warrant shall be exercisable to purchase a total of               Warrant Shares.

Dated:	,	Name of Holder:

(Print)

By:

Name:

Title

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

EXHIBIT B

Form of Legal Opinion

[Morrison & Foerster LLP Letterhead]

August [    ], 2003

SG Cowen Securities Corporation
Attn:  Private Equity Group
1221 Avenue of the Americas
New York, New York  10020

Re:  Digimarc Corporation

Ladies and Gentlemen:

We have acted as counsel for Digimarc Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale of up to 1,785,996 separable units (the “Units”), with each Unit representing (i) one share of common stock, par value $0.001 per share (“Common Stock”), of the Company and (ii) a Warrant to purchase an additional 0.15 of a share of Common Stock on the terms and conditions set forth therein (collectively, the “Warrants”).  The Units are being issued and sold pursuant to the Purchase Agreements, dated as of August 22, 2003 (each an “Agreement” and, collectively, the “Agreements”), by and between the Company and each of the purchasers whose names are set forth on the signature pages thereof (each a “Purchaser” and, collectively, the “Purchasers”).  This opinion is furnished to you pursuant to Section 4.20 of the Agreements.

We have examined originals or copies of the Agreements, including the form of Warrant attached thereto as Exhibit A, and such records, documents and certificates of public officials and a certificate of Robert P. Chamness, Esq., Vice President of Human Resources, General Counsel, Chief Legal Officer and Secretary of the Company, dated August [    ], 2003 (the “Opinion Certificate”), made such inquiries of certain officers of the Company and considered such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein.  In rendering this opinion, we have relied upon the Opinion Certificate as to certain factual matters.  We have made no independent investigation of the accuracy or completeness of such matters, but we have no actual knowledge of any such inaccuracy or incompleteness.

We have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.  In making our examination of the Agreements, we have assumed that each party to the Agreements (other than the Company) has capacity (with respect to any party that is an individual) and the power and authority (with respect to any party that is not an individual) to execute and deliver, and to perform and observe the provisions of, the applicable Agreement, and has duly authorized, executed and delivered such Agreement, and that such Agreement constitutes the legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms.  We also have assumed that the current Board of Directors of the Company was validly elected.

Our opinion in paragraph 1 below as to the good standing of the Company is based solely on a certificate of the Secretary of State of the State of Delaware.  We have made no independent investigations as to whether the certificate is accurate or complete, but we have no actual knowledge of any such inaccuracy or incompleteness.

With respect to the opinions expressed in paragraphs 6 and 7 below, we have assumed that the Purchasers are acquiring the Units with no present intention of distributing the same.  In rendering our opinion expressed in paragraphs 6 and 7 below, we also have relied upon (i) the representations and warranties of the Purchasers contained in the Agreements, which we have assumed to be true and correct in all respects as of the date hereof, and (ii) the Opinion Certificate.

Our opinions in paragraphs 3(ii) and 7 are based on a review of those statutes and regulations of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America which, in our experience, are normally applicable to the transactions of the type contemplated by the Agreements.

Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that, in the course of our representation of the Company in connection with the transaction referred to in the first paragraph hereof, none of Gavin Grover or Peter Romo has acquired actual knowledge of the existence or absence of such facts.  While the above named persons are the principal attorneys of this firm who have been actively engaged in the representation of the Company in connection with that matter, other attorneys of the firm have represented and continue to represent the Company on other matters.  We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

The opinions hereinafter expressed are subject to the following further qualifications and exceptions:

(i)            We express no opinion as to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)           We express no opinion as to limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Agreements, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under a provision of any Agreement is not material;

(iii)          Except to the extent encompassed by an opinion set forth below with respect to the Company, we express no opinion as to the effect on the opinions expressed herein of (a) the compliance or non-compliance of any party to an Agreement with any law, regulation or order applicable to it, or (b) the legal or regulatory status or the nature of the business of any such party.

(iv)          We express no opinion as to compliance by the Company with any state securities or “blue sky” law.

(v)           We express no opinion as to the effect of judicial decisions which may permit the introduction of extrinsic evidence to supplement the terms of the Agreements or to aid in the interpretation of the Agreements;

(vi)          We express no opinion as to the enforceability of provisions of the Agreements providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy;

(vii)         We express no opinion as to the enforceability of provisions of the Agreements which are construed as effectively imposing a penalty;

(viii)        We express no opinion as to the enforceability of a requirement that provisions of the Agreements may only be modified in writing to the extent an oral agreement has been executed modifying provisions of an Agreement;

(ix)           We express no opinion as to the enforceability of any provisions of the Agreements requiring the Company to submit to the jurisdiction of any New York federal court or providing that disputes arising under the Agreements are to be determined by any such court;

(x)            Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities;

(xi)           We express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable state and federal laws concerning the issuance or sale of securities;

(xii)          We express no opinion as to compliance with any federal or state antitrust laws, or other federal or state laws governing restricted trade or unfair competition, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

(xiii)         We express no opinion as to the enforceability of provisions of the Agreements expressly or by implication waiving broadly or vaguely stated rights, or waiving rights granted by law, where such waivers are against public policy;

(xiv)        We express no opinion as to the circumstances under which rights of setoff may be exercised;

(xv)         We express no opinion as to the tax treatment of the transactions contemplated by the Agreements; and

(xvi)        We express no opinion as to the fairness of the transactions contemplated by the Agreements to the Company or its stockholders.

Based upon and subject to the foregoing, we are of the opinion that:

1.             The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.             The Company has the corporate power and authority to execute and deliver and to perform and observe its obligations under the Agreements.  The Agreements and the Warrants have each been duly authorized, executed and delivered by the Company and each Agreement and Warrant constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.             The execution and delivery by the Company of the Agreements, and the issuance of the Units as contemplated therein, (i) do not violate any provision of the Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or the Amended and Restated Bylaws, as amended (the “Bylaws”), of the Company, and (ii) do not violate any federal or New York state statute or regulation applicable to the Company, or the General Corporation Law of the State of Delaware.

4.             The Units to be received by each Purchaser pursuant to the Agreement, and the Common Stock to be received by each Purchaser pursuant to the exercise of the Warrants, have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Agreement and, in the case of Common Stock issuable pursuant to the exercise of the Warrants, in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

5.             There are no pre-emptive rights to subscribe for or purchase any shares of the Company’s capital stock pursuant to the Certificate of Incorporation or the Bylaws.

6.             Assuming the filing of a Form D in accordance with Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of the Units pursuant to the terms of the Agreements are exempt from the registration requirements of the Securities Act.

7.             Other than the filing of a Form D in accordance with Regulation D under the Securities Act, no registration with, consent or approval of, notice to, or other action by, any New York, Delaware corporate or federal governmental entity is required on the part of the Company for the execution and delivery by the Company of the Agreements, or for the issuance and sale by the Company of the Units, or (except for state securities and “blue sky” laws, as to which we express no opinion) if required, such registration has been made, such consent or approval has been obtained, such notice has been given or such other appropriate action has been taken.

We express no opinion as to matters governed by any laws other than the substantive laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case which are in effect on the date hereof.

We express no opinion as to the effect on the opinions express herein of any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.  We have assumed that no provision of the Agreements violates the public policy of any jurisdiction, other than the State of New York, having a substantial relationship to the transactions contemplated by the Agreements, or federal laws of the United States, and that no provision of the law of the State of New York, the corporate law of the State of Delaware or federal law applicable to the Agreements violates the public policy of any such other jurisdiction.  We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent the laws of any jurisdiction, other than those identified above, are applicable to the subject matter hereof.

This opinion is solely for your benefit and the benefit of each of the Purchasers and may not be relied on by, nor may copies be delivered to, any other person, other than each of the Purchasers, without our prior written consent.

Very truly yours,

EXHIBIT C

Name of Subsidiary	Jurisdiction of Formation

Digimarc ID Systems, LLC	Delaware

Digimarc ID Systems II, LLC	Delaware

Digimarc ID Systems International	Cayman Islands

Digimarc ID Systems (UK) Limited	United Kingdom

Digimarc ID Systems Canada Co.	Canada

Digimarc ID Systems Brasil, Ltda.	Brazil

Schedule of Exceptions

This Schedule of Exceptions, dated as of August 22, 2003, is delivered to the Purchaser (as defined below) in connection with the Purchase Agreements, dated as of August 22, 2003 (collectively, the “Agreements”), by and between Digimarc Corporation, a Delaware corporation (the “Company”), and each of the purchasers whose names are set forth on the signature pages thereof (each a “Purchaser”).  Any information disclosed or incorporated herein under any section number of this Schedule of Exceptions and any information disclosed in any documents incorporated herein by reference shall be deemed to be disclosed only for purposes of the sections to which it relates, unless a reasonable person would determine that the disclosure contained in such section contains enough information to qualify or otherwise apply to other representations and warranties of the Company.  Section headings are provided for convenience only.  Where any representation or warranty is limited or qualified by the materiality of the matters to which the representation or warranty is given, the inclusion of any matter in this Schedule of Exceptions does not constitute a determination by the Company that such matter is material.  Unless otherwise defined, any capitalized terms in this Schedule of Exceptions shall have the same meanings assigned to such terms in the Agreements.  Nothing in this Schedule of Exceptions constitutes an admission of any liability or obligation of the Company to any third party, nor an admission against the Company’s interests.

4.3          Issuance, Sale and Delivery of the Shares.

                The Company has granted registration rights with respect to the Company’s securities pursuant to the following agreements:

                1)  The Second Amended and Restated Investor Rights Agreement, dated as of November 2, 1999, by and among the Company and certain stockholders of the Company listed on the signature pages thereto; and

                2)  Each of two (2) Strategic Investment Agreements, each dated as of September 17, 2000, as amended, between the Company and each of Macrovision Corporation and Koninklijke Philips Electronics N.V.

                The Company will use commercially reasonable efforts to obtain from the applicable stockholders waivers of their rights to require the Company to register the sale of any shares owned by such stockholders under the Securities Act in the Registration Statement.

SCHEDULE REGARDING OMITTED DOCUMENTS PURSUANT TO ITEM 601(a) OF REGULATION S-K

Digimarc Corporation entered into a Purchase Agreement in the form set forth above with each of the following purchasers in connection with each such purchaser’s purchase of the following number of Units (as defined in the Purchase Agreement) at the aggregate price set forth below:

Name and Address of Investor	Number of Units	Aggregate Price

SF Capital Partners Ltd. c/o Staro Asset Management, L.L.C. 3600 South Lake Drive St. Francis, WI 53235	100,000	$1,400,000.00

Haff Partners LP c/o Burnham Asset Management Corporation 1325 Avenue of the Americas, 26th Floor New York, NY 10019	50,000	$700,000.00

Harvey Gelfenbein c/o Burnham Asset Management Corporation 1325 Avenue of the Americas, 26th Floor New York, NY 10019	12,500	$175,000.00

Irwin W. Silverberg c/o Burnham Asset Management Corporation 1325 Avenue of the Americas, 26th Floor New York, NY 10019	18,500	$259,000.00

Suzanne Chase c/o Burnham Asset Management Corporation 1325 Avenue of the Americas, 26th Floor New York, NY 10019	4,000	$56,000.00

John P. Rosenthal c/o Burnham Asset Management Corporation 1325 Avenue of the Americas, 26th Floor New York, NY 10019	15,000	$210,000.00

Paisley Pacific Master Fund Unit Trust 388 Market Street, Suite 1700 San Francisco, CA 94111	30,000	$420,000.00

The Paisley Fund, L.P. 388 Market Street, Suite 1700 San Francisco, CA 94111	45,000	$630,000.00

Portside Growth and Opportunity Fund c/o Ramius Capital Group, LLC 666 Third Avenue, 26th Floor New York, NY 10017	107,142	$1,499,988.00

BayStar Capital Management LLC 80 E. Sir Francis Drake Blvd., #2B Larkspur, CA 94939	146,428	$2,049,992.00

Gem Partners L.P. 153 E. 53rd Street, 48th Floor New York, NY 10022	85,714	$1,199,996.00

UBS O’Connor LLC f/b/o O’Connor Global Convertible Arbitrage Master Limited One North Wacker Drive, 32nd Floor Chicago, IL 60606	81,600	$1,142,400.00

UBS O’Connor LLC f/b/o Pipes Corporate Strategies Ltd. One North Wacker Drive, 32nd Floor Chicago, IL 60606	54,400	$761,600.00

Crestview Capital Fund II, L.P. 95 Revere Drive, Suite F Northbrook, IL 60062	107,142	$1,499,988.00

Goldman, Sachs & Co. One New York Plaza New York, NY 10004	714,285	$9,999,990.00

Smithfield Fiduciary LLC c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, NY 10019	214,285	$2,999,990.00